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                                                                      EXHIBIT 11

                                     YAHOO! INC.
                               COMPUTATION OF NET LOSS




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
                                                               Three Months Ended            Nine Months Ended
                                                           ---------------------------   ----------------------------
                                                           September 30,  September 30,  September 30,  September 30,
                                                                1996           1995          1996          1995  (a)
                                                           -------------  -------------  -------------  -------------
Net Loss                                                  ($1,145,000)     ($371,000)   ($2,430,000)     ($726,000)

Weighted average number of shares used in computation:

    Common Stock                                           26,504,000     10,013,000     24,093,000     10,013,000

    Preferred Stock                                                        7,738,000                     7,738,000

Number of common shares issued in accordance with
    Staff Accounting Bulletin No. 83                                       4,790,000                     4,790,000

                                                           ----------     ----------     ----------     ----------
         Total                                             26,504,000     22,541,000     24,093,000     22,541,000

                                                           ----------     ----------     ----------     ----------
Net loss per common and common equivalent share                ($0.04)        ($0.02)        ($0.10)        ($0.03)
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

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(a) Includes the Company's results from March 5, 1995 (inception) through
    September 30, 1995.